Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF BESTWAY, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the Amendment No. 1 to the annual report on Form 10-K/A (the “Form 10-K/A”) for the year ended July 31, 2004 of Bestway, Inc. (the “Issuer”).

I, Beth A. Durrett, Chief Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-K/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: December 30, 2004	/s/ BETH A DURRETT
Beth A. Durrett

Subscribed and sworn to before me this 30th day of December 2004.

/s/ JEANNE A. ANDRESS
Name: Jeanne A. Andress
Title: Notary Public

My commission expires: April 13, 2006